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Consent of Independent Accountants

To the Board of Trustees and Shareholder
Granum Series Trust - Granum Value Fund

We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement of Granum Series Trust - Granum Value Fund on Form N-1A of our report dated March 17, 1997 on our audit of the statement of assets and liabilities of Granum Series Trust - Granum Value Fund as of March 14, 1997.
We also consent to the reference to our Firm under the caption "General Information - Financial Statements" in the Statement of Additional Information.

      /s/ Coopers & Lybrand L.L.P.

Milwaukee, Wisconsin
March 28, 1997